EXHIBIT 10.7

                           [CREDIT SUISSE LETTERHEAD]

                              Facsimile Cover Sheet

To: Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1

Attention:              Heakyung Chung, CSIN Marketer

Fax number:             To be delivered by Heakyung Chung

Date:                   16 March 2007

Pages (including cover page):       5

Our Reference No: External ID: 9382621NOV / Risk ID: 570600167

Credit Suisse International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products:                          For Equity Derivatives:
Telephone Numbers: (212) 538-9370                    Telephone numbers: (212) 538-4437 / (212) 538-8297 /
Facsimile number: (917) 326-8603                     (212) 325-5119
Email: list.otc-inc-accept-ny@credit-suisse.com      Facsimile number: (212) 325-8173

For Credit Derivatives:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

                                          Novation Confirmation

Date:    16 March 2007

To: Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1

To:      Credit Suisse Management LLC

From:    Credit Suisse International ("CSIN")

Re:      Novation Transaction

External ID: 9382621NOV

--------------------------------------------------------------------------------
Dear Sir/Madam:

      The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

      1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA definitions (the "Product Definitions"), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

      2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

      Novation Date:            16 March 2007. For the avoidance of doubt, the
                                Transferee shall have no obligations or
                                liabilities under the New Transaction prior to the Novation Date.

      Novated Amount:           In respect of each Payment Date, the total
                                Certificate Principal Balance of the Class
                                A-MFL Certificates as of the last day of the calendar month immediately preceding such
                                Payment Date.

      Transferor:               Credit Suisse Management LLC

      Transferee:               Wells Fargo Bank, N.A., not in its individual
                                or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage
                                Trust Series 2007-C1

      Remaining Party:          CSIN

      New Agreement (between
      Transferee and Remaining  1992 ISDA Master Agreement dated as of
      Party):                   16 March 2007

      3. The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

      Trade Date of Old
      Transaction:              28 February 2007

      Effective Date of
      Old Transaction:          16 March 2007

      Termination Date of
      Old Transaction:          The earliest of (a) the date on which the
                                Notional Amount has been reduced to zero, (b) the date on which the option to purchase the Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement has been exercised,
                                (c) the date on which the Trust Fund (as defined in the Pooling and Servicing
                                Agreement) is terminated pursuant to the Pooling and Servicing Agreement and (d) the
                                Distribution Date in February 2040.

      4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

      Full First Calculation Period:      Applicable

      5.    Miscellaneous Provisions:

      Non-Reliance:                       Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

      The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:  /s/ Marlene Nobile
    ----------------------------
Name: Marlene Nobile
Title: Authorized Signatory

By:  /s/ Steven J. Reis
    ----------------------------
Name: Steven J. Reis
Title: Authorized Signatory

Credit Suisse Management LLC

By:  /s/ Christy Grant
    ----------------------------
Name: Christy Grant
Title: Vice President

Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1

By:  /s/ Amy Mofsenson
    ----------------------------
Name:   Amy Mofsenson
Title: Vice President


Our Reference No: External ID: 9382621NOV

                                    EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.